EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Amendment No. 2 to the Registration Statement of Pzena Investment Management, Inc. (File No. 333-143660) on Form S-1 of our report dated June 6, 2007, except for the effects of the matter discussed in Note 15(e), which are as of August 3, 2007, which includes an explanatory paragraph relating to a restatement of the 2004 and 2005 consolidated financial statements of Pzena Investment Management, LLC and Subsidiaries in conjunction with the filing of this amended Registration Statement on Form S-1, on our audits of the consolidated statement of financial condition as of December 31, 2005 and the related consolidated statements of operations, changes in excess of liabilities over assets, and cash flows, of Pzena Investment Management, LLC and Subsidiaries for the years ended December 31, 2004 and 2005. We also consent to the reference to our Firm under the caption “Experts”.
/s/ J.H. Cohn LLP
New York, New York
August 3, 2007